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                                                                   EXHIBIT 16(c)




                                 NORTHERN FUNDS
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                                  TOTAL RETURN


      FOR THE PERIOD FROM COMMENCEMENT OF OPERATIONS TO DECEMBER 15, 1996


AGGREGATE TOTAL RETURN=(ENDING REDEEMABLE VALUE/INITIAL PAYMENT)-1 OF $10,000


       Florida Intermediate Tax-Exempt Fund aggregate total return=2.41%
                           2.41%=(10,241.10/10,000)-1


                 Stock Index Fund aggregate total return=3.80%
                           3.80%=(10,380.40/10,000)-1